Exhibit 99.1

Royal Gold Provides Update on its Fiscal 2021 Third Quarter Stream Segment Sales

DENVER, COLORADO. APRIL 13, 2021: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) announced today that its wholly owned subsidiary, RGLD Gold AG, sold approximately 52,500 gold equivalent ounces1 (“GEOs”) comprised of approximately 36,000 gold ounces, 484,000 silver ounces and 2,000 tonnes of copper related to its streaming agreements during its fiscal 2021 third quarter ended March 31, 2021 (“third quarter”).  Third quarter stream sales were near the high end of the previous guidance range of 48,000 to 53,000 GEOs. The Company had approximately 33,000 GEOs in inventory at the end of the third quarter consisting of 28,500 gold ounces and 320,000 silver ounces. Inventory at the end of the third quarter was higher than the previous guidance range of 26,000 to 31,000 GEOs primarily due to timing of deliveries.

RGLD Gold AG’s average realized gold, silver and copper prices for the third quarter were $1,828 per ounce, $26.44 per ounce, and $8,575 per tonne ($3.89 per pound), respectively, compared to $1,880, $24.16, and $6,995 ($3.17), respectively, in the prior quarter ended December 31, 2020 (“second quarter”).  Cost of sales was approximately $410 per GEO for the third quarter using the quarterly average silver-gold ratio of approximately 68 to 1 and copper-gold ratio of approximately 0.21 tonnes per ounce, compared to cost of sales of $432 per GEO in the second quarter.  Cost of sales is specific to our streaming agreements and is the result of the Company’s purchase of gold, silver or copper for cash payments at a set contractual price, or a percentage of the prevailing market price of gold, silver or copper when purchased.

Corporate Profile

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production-based interests. As of March 31, 2021, the Company owned interests on 187 properties on five continents, including interests on 41 producing mines and 19 development stage projects. Royal Gold is publicly traded on the Nasdaq Global Select Market under the symbol “RGLD.” The Company’s website is located at www.royalgold.com.

For further information, please contact:	Third Quarter 2021 Call Information:

Alistair Baker	Dial-In	855-209-8260 (U.S.); toll free
Vice President Investor Relations and Business Development	Numbers:	855-669-9657 (Canada); toll free 412-542-4106 (International)
(720) 554-6995	Conference Title:	Royal Gold

Note: Royal Gold’s third quarter results will be released after the market closes on Wednesday, May 5, 2021, followed by a conference call on Thursday, May 6, 2021 at 12:00 p.m. Eastern Time (10:00 a.m. Mountain Time). The call will be webcast and archived on the Company’s website for a limited time.	Webcast URL:	www.royalgold.com under Investors, Events & Presentations

Forward-Looking Statements:  This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements about third quarter operating results. Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: a lower-price environment for gold, silver, copper, nickel or other metals; operating activities or financial performance of properties on which we hold stream or royalty interests, including variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, changes to mine plans and reserves, liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, or contractual issues involving our stream or royalty agreements; risks associated with doing business in foreign countries; our ability to identify, finance, value and complete acquisitions; adverse economic and market conditions; changes in laws or regulations governing us, operators or operating properties; changes in management and key employees; the impacts of the COVID-19 pandemic; and other factors described in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2020, and subsequent Forms 10-Q. Most of these factors are beyond our ability to predict or control. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

1.	Gold equivalent ounces, or GEOs, is calculated by the Company as revenue (in total or by reportable segment) for a period divided by the average gold price for that same period.

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